CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in the Registration Statements on Form S-3 (File No. 333-274223) and Form S-8 (File No. 333-273083) of Atlas Lithium Corporation, of our report dated March 27, 2024 relating to the financial statements of Atlas Lithium Corporation as of December 31, 2023 and 2022 and to all references to our firm included in this Annual Report on Form 10-K.

B F Borgers CPA PC

Certified Public Accountants
Lakewood, CO
March 27, 2024